UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Act of 1934

IDEAL ACCENTS, INC.
(Exact name of small business issuer as specified in its charter)

FLORIDA	333-101960	65-0888146
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)

50 Tiffield Rd., Unit 1 Scarborough, Ontario M1V 5B7
(Address of principal executive offices)

(416) 904-1677
(Issuer's Telephone Number)

ITEM 7.01 REGULATION FD DISCLOSURE

On October 6, 2006, the Company and its affiliated debtors-in-possession filed a Chapter 11 Plan of Reorganization, related Disclosure Statement and a Motion For An Order Pursuant To 11 U.S.C. §§ 105, 361 And 364 And Federal Rule Of Bankruptcy Procedure 4001 Authorizing Debtor To Obtain And Incur Post-Petition Financing (the “Financing Motion”) with the United States Bankruptcy Court for the Southern District of New York (the “Court”), specifically Case No. 04-16632. A copy of the Disclosure Statement is attached hereto as Exhibit 99.1.

Bankruptcy law does not permit solicitation of acceptance of the Plan until the Court approves the applicable Disclosure Statement related to the Plan as providing adequate information of a kind, and in sufficient detail, as far as reasonably practical in light of the nature and history of the debtor and the condition of the debtor’s books and records, that would enable a hypothetical reasonable investor typical of the holder of claims or interests of the relevant class to make an informed judgment about the Plan. Accordingly, this announcement is not intended to be, nor should it be construed as, a solicitation for a vote on the Plan. The Company will emerge from Chapter 11 if and when the Plan receives the requisite stakeholder approval and is confirmed by the Court.

On October 10, 2006, the Court entered an order scheduling a hearing to be held on November 9, 2006 at 10:00 a.m. before the Hon. Allan L. Gropper to consider approval of the Disclosure Statement. A hearing will also be held at that time to consider approval of the Financing Motion.

ITEM 8.01 OTHER EVENTS

The Plan filed with the Court is attached hereto as Exhibit 2.1.

The Motion filed with the Court is attached hereto as Exhibit 2.2.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits:

2.1 Second Amended Joint Chapter 11 Plan of Reorganization Under Chapter 11, Title 11, United States Code of Ideal Accents, Inc. and Affiliated Debtors.

2.2 Motion For An Order Pursuant To 11 U.S.C. §§ 105, 361 And 364 And Federal Rule Of Bankruptcy Procedure 4001 Authorizing Debtor To Obtain And Incur Post-Petition Financing

99.1 Second Amended Disclosure Statement with respect to Second Amended Joint Plan of Reorganization of Ideal Accents, Inc. and Affiliated Debtors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

IDEAL ACCENTS, INC.

Date: October 12, 2006	By:	/s/ Karim Suleman
Karim Suleman, President
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